UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

835 Proton Rd. San Antonio, Texas 78258	78258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 679-3550
Copies to: MDI, Inc. Secretary 12500 Network Blvd. Suite 306 San Antonio, Texas 78249 Fax: 210-477-5401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Linton tendered his resignation on or about February 16, 2010 which resignation was accepted and became effective on March 17, 2010.  Mr. Linton resigned from MDI, Inc. in any and all capacities, including President and a member of the Board of Directors (“Board”). At the time of Mr. Linton’s resignation, he did not serve on any committees of the Board. There are no immediate plans to fill the vacancy created by Mr. Linton’s resignation from the Board.  The Company believes there are no disagreements between Mr. Linton and the Company related to the Company’s operations, policies or procedures that caused the resignation.

Effective March 19, 2010, Swaraj Bontula, Chief Executive Officer of the Company, has agreed to become the President and principal accounting officer of the Company.

Item 8.01                      Other Events

Engagement of Padgett Stratemann & Co. LLP - On February 11, 2010, MDI, Inc. (the “Company”) executed a letter engaging Padgett Stratemann & Co. LLP, Certified Public Accountants & Business Advisors, to provide to the Company services including (i) responding to the Securities and Exchange Commission (“SEC”) dealing with accounting  issues; (ii) assisting the Company management and its auditors in setting up an accounting system that can subsequently be used by Company employees; (iii) other tasks as may be agreed upon; and (iv) work with the Company’s  auditors.

Secure Smartcard Solutions for Queensland, Australia – The Company has completed delivery of an initial order for approximately 370 custom Facial Image Capture units to Unisys Australia, the prime contractor for the Biometrics Component of the Queensland Smartcard program. The Facial Image Capture units are a key subsystem in the overall solution awarded by Queensland’s Department of Transport and Main Roads to Unisys. The Company is
providing biometric image capture devices used by Queensland’s Department of Transport and Main Roads for their new smartcard driver licence, authority and proof of age cards incorporating facial recognition technology.

Greenfield Development Project in India - Effective February 15, 2010, MDI, Inc. (the “Company”) entered into a Memorandum of Understanding (“MOU”) with Religare Capital and Sri Kubera Infracon Ltd.  pursuant to which the Company will provide the total security design, implementation and monitoring for the Viswakharma 2,400 acre Greenfield development in India. The development includes aerospace, defense and homeland security manufacturing facilities, residential development and associated community and commercial facilities. The MOU contemplates that over a 40-month period, the Company will provide access control, public video surveillance, perimeter intrusion detection, vehicle and container screening and biometrics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MDI, Inc.

By: /s/ Swaraj Bontula
Swaraj Bontula
Chief Executive Officer

Date: March 22, 2010